SUPERTEX, INC.                                                                                        PRESS RELEASE

FOR IMMEDIATE RELEASE                                                        Contact:   Dr. Henry C. Pao
July 25, 2006                                                                                                                                                                                                                         President & CEO
                                                                                                  Tel:    408-222-8888
                                                                                                                                                                                                                                    Fax:    408-222-4800
                                                                                                                                                                                                                               E-mail:     investors@supertex.com

Supertex Reports First Fiscal Quarter Results

Sunnyvale, CA (July 25, 2006) - Supertex, Inc. (NASDAQ GS: SUPX) today reported financial results for the first fiscal quarter ended July 1, 2006. Net sales were $24,565,000, a 54% increase over the $15,993,000 recorded in the same period of the prior year and a 3% increase from the prior quarter of $23,964,000. Net income, including employee stock-based compensation of $648,000, was $4,916,000 or $0.35 per diluted share.

Non-GAAP net income, excluding the impact of employee stock-based compensation resulting from the first-time application of Financial Accounting Standard 123R (FAS 123R) of $648,000, was $5,516,000 or $0.39 per diluted share compared with GAAP net income (also excluding employee stock-based compensation since FAS 123R was then inapplicable) of $5,122,000, or $0.37 per diluted share in the previous quarter and $2,819,000, or $0.21 per diluted share for the same quarter of the prior year.

During this fiscal quarter, the Company implemented FAS 123R, ~{!0~}Share-Based Payment~{!1~}, which requires companies to record estimated costs of all forms of employee stock-based compensation, including stock options and employee stock purchase plans, in their income statements. For Supertex, the total amount of employee stock-based compensation for the first fiscal quarter of 2007 included on a GAAP basis under FAS 123R was $648,000. Under FAS 123R calculations, the number of diluted shares decreased by 68,000 and the income tax rate increased by about 2 percentage points.

The GAAP tax rate for the first quarter of 40.5% includes a one-time adjustment of tax reserves to provide for contingencies relating to a routine IRS audit. Excluding this adjustment, our tax rate would have been 37.4%, which accounts for the expiration of the federal research and development tax credit and the effects of non-deductible equity-based compensation expense due to the adoption of FAS 123R. The tax rate for the prior fiscal year was 31.6%.

"I am pleased to report that we continued to grow our top line to $24.6 million and improve our gross margin to 60% from 56% in the prior quarter and operating margin before taxes and other income to 28.4% from 26.1% in the prior quarter,~{!1~} stated Dr. Henry C. Pao, President & CEO. ~{!0~}Our gross margin improvement this quarter, compared to the fourth quarter of fiscal 2006, came primarily from higher factory utilization with reduced maintenance expenses as well as a more profitable product mix. Our non-GAAP diluted earnings per share, excluding stock-based compensation, increased $0.02 to $0.39 per share sequentially. We also continued to manage our working capital and generated an increase in cash and short-term investments of $11.2 million, primarily from operating activities. Compared to the prior quarter, accounts receivable increased $1.2 million primarily due to higher shipments, inventories were essentially flat despite a large increase at distributors, and current liabilities grew $6.1 million primarily due to a large increase in income tax payable.~{!1~}

Dr. Pao added, ~{!0~}Our backlog continues to grow to an all-time high level. We stepped up our research and development efforts in all our product lines, particularly in our medical product line. We are on track to introduce a record number of new products during this fiscal year. We continue to add field sales personnel in China to support our growing sales and design-in activities there. Our light emitting diode (LED) drivers for backlighting LCD TV products have been well received by customers and are expected to ramp up in our second fiscal half. We expect continued sales growth from medical ultrasound, telecom optical-to-optical amplifiers and high voltage protection devices into our second fiscal quarter with higher growth anticipated in the second half of our fiscal 2007. Looking forward, we anticipate modest sequential top-line growth in our next fiscal quarter and double-digit growth for this fiscal year over the prior fiscal year. Our gross and operating margins for the next fiscal quarter and the remainder of the fiscal year may vary due to product mix and other items, and we expect to meet or exceed the targets of our business model for the fiscal year.~{!1~}

Forward-Looking Statements:

The industry in which we compete is characterized by extreme rapid changes in technology and frequent new product introductions. We believe that our long-term growth will depend largely on our ability to continue to enhance existing products and to introduce new products and features that meet the continually changing requirements of our customers. All statements contained in this press release that are not historical facts are forward-looking statements. They are not guarantees of future performance or events. They are based upon current expectations, estimates, beliefs, and assumptions about the future, which may prove incorrect, and upon our goals and objectives, which may change. Often such statements can be identified by the use of the words such as "will," "intends," "expects," "plans," "believes," "anticipates" and "estimates". Examples of forward-looking statements include statements concerning our new product introductions during this fiscal year; our sales growth, both overall and from certain products or in certain markets for second quarter and/or second half of fiscal 2007; and the variability of our gross and operating margin during the remainder of fiscal 2007 as well as our expectation that we will meet or exceed the targets of our business model for the fiscal year. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events but rather involve a number of risks and uncertainties including, but not limited to, whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog, whether the designed performance of our devices satisfies our customers' requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion, whether we are successful in our R&D efforts, and whether we encounter production issues in device manufacturing or moving new products from engineering into production or we incur unexpected operating expenses as well as other risk factors detailed in our Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, our future actual results could differ materially from those discussed above. We undertake no obligation to publicly release updates or revisions to these statements that speak only as of this date.

Conference Call Details

The Company will host a conference call at 2:30 p.m. PDT (5:30 p.m. EDT) on July 25, 2006, following the earnings release. President and CEO, Dr. Henry C. Pao, VP of Marketing, Ahmed Masood, Acting VP of Finance, Phil Kagel, will present an overview of the fourth fiscal quarter and fiscal year-end financial results, discuss current business conditions, and then respond to questions.

The call is available live to any interested party by dialing 866-200-5830 (domestic) or 732-694-1588 (toll, international) before the scheduled start time, and enter PIN number 942850#. A recorded replay will be available immediately following the call until 11:59 P.M. EDT, August 22, 2006 at 866-206-0173 (domestic) or 732-694-1571 (toll, international). The PIN number for the replay is 179916#.

About Supertex

Supertex, Inc. is a publicly held mixed signal semiconductor manufacturer, focused in high voltage products for use in the telecommunication, networking system, flat panel display, medical and industrial electronics industries. Supertex product, corporate and financial information is readily available at our website: http://www.supertex.com.

For further information, contact Investor Relations at Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, California 94089, 408-222-8888 or visit our website at http://www.supertex.com.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share.  We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results.  Because these non-GAAP measures are not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Our management uses each of the above non-GAAP financial measures internally to understand, manage and evaluate our business.  Our management believes it is useful for itself and investors to review, as applicable, both GAAP information, which includes employee stock-based compensation expense, and the non-GAAP measures, which exclude this information, in order to assess the performance of our core continuing businesses and for planning and forecasting in future periods.  Each of these non-GAAP measures are intended to provide investors with an understanding of our operational results and trends that more readily enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operation trends.  Our management believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

Our non-GAAP financial measures reflect adjustments based on employee stock-based compensation.  Our cost of sales and operating expenses include employee stock-based compensation related to adoption of FAS 123R - Accounting for Stock Based Compensation.  We believe it is useful to highlight the effect of this employee stock-based compensation expense because, in compliance with our historical practices under previously applicable accounting principles, we have not historically expensed our employee stock-based compensation.  However, employee stock-based compensation is a key incentive offered to our employees, and we believe it contributed to the revenue earned during the period and will contribute to our future revenue generation. Employee stock-based compensation expenses will recur in future periods.

SUPERTEX, INC.
CONSOLIDATED BALANCE SHEET INFORMATION
(unaudited)

	July 1, 2006	April 1, 2006
	(in thousands)
ASSETS
Cash and cash equivalents	$21,315	$27,654
Short term investments	100,550	82,992
Accounts receivable, net	16,046	14,824
Inventories, net	12,452	12,543
Deferred income taxes	7,781	7,781
Other current assets	1,651	1,358
Total current assets	159,795	147,152
Property, plant and equipment	8,484	8,048
Other assets	146	141
Deferred income taxes	792	792
TOTAL ASSETS	$169,217	$156,133

LIABILITIES
Trade accounts payable	$4,926	$3,725
Accrued salaries, wages and employee benefits	11,056	11,227
Other accrued liabilities	1,590	1,498
Deferred revenue	5,199	3,566
Income taxes payable	6,015	2,693
Total current liabilities	28,786	22,709

SHAREHOLDERS' EQUITY
Common stock	48,783	46,692
Retained earnings	91,648	86,732
Total shareholders' equity	140,431	133,424
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$169,217	$156,133

SUPERTEX, INC.
CONSOLIDATED INCOME STATEMENT INFORMATION
(unaudited)

	Three-months Ended
	(in thousands, except per share amounts)
	July 1, 2006	July 2, 2005
Net sales	$24,565	$15,993
Cost of sales(1)	9,837	6,806
Gross profit	14,728	9,187
Research and development(1)	3,949	2,759
Selling, general and administrative(1)	3,803	3,188
Income from operations	6,976	3,240
Interest and other income, net	1,288	906
Income before income taxes	8,264	4,146
Provision for income taxes	3,348	1,327
Net income	$4,916	$2,819
Net income per share
Basic	$0.36	$0.22
Diluted	$0.35	$0.21
Shares used in per share computation
Basic	13,646	13,078
Diluted	14,009	13,215

(1) Includes amortization of stock-based compensation as follows:
Cost of sales	$65	$-
Research and development	$387	$-
Selling, general and administrative	$196	$-

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited)

                                                                                                                                  Three-months Ended
                                                                                                                                                                                              (in thousands, except per share amounts)

	July 1, 2006	July 2, 2005
GAAP income from operations	$6,976	$3,240

Adjustment for stock-based compensation included in:
Cost of sales	65	-
Research and development	387	-
Selling, general and administrative	196	-
	$648	$-
Non-GAAP income from operations excluding stock-based compensation	$7,624	$3,240

GAAP net income	$4,916	$2,819
Adjustment for stock-based compensation	648	-
Tax effect of stock-based compensation	(48)	-
Non-GAAP net income excluding stock-based compensation	$5,516	$2,819

Non-GAAP net income per share:
Basic	0.40	0.22
Diluted	0.39	0.21
Non-GAAP shares used in computing non-GAAP net income per share:
Basic	13,646	13,078
Diluted(1)	14,077	13,215

(1) Including 68,000 shares for the three-months ended July 1, 2006 to conform diluted outstanding shares calculated under FAS 123R to diluted shares calculated under prior accounting standards.

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP INCOME PER SHARE
(unaudited)
                                                                                Three-months Ended
                                                                                                                                                                                                               (in thousands, except per share amounts)
	July 1, 2006	July 2, 2005
Non-GAAP shares used in computing non-GAAP net income per share:
Basic	13,646	13,078
Diluted(1)	14,077	13,215

BASIC:
GAAP net income per share	$0.36	$0.22
Adjustments to reconcile net income to non-GAAP net income per share:
Stock-based compensation effects included in:
Cost of sales	0.00	-
Research and development	0.03	-
Selling, general and administrative	0.01	-
Provision for income taxes	(0.00)	-
Non-GAAP net income per share excluding stock-based compensation	$0.40	$0.22

DILUTED:
GAAP net income per share	$0.35	$0.21
Adjustments to reconcile net income to non-GAAP net income per share:
Stock based compensation effects included in:
Cost of sales	0.00	-
Research and development	0.03	-
Selling, general and administrative	0.01	-
Provision for income taxes	(0.00)	-
Non-GAAP net income per share excluding stock-based compensation	$0.39	$0.21

(1) Including 68,000 shares for the three-months ended July 1, 2006 to conform diluted outstanding shares calculated under FAS 123R to diluted shares calculated under prior accounting standards.